Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2020 SECOND QUARTER FINANCIAL RESULTS

2020 Highlights

•	Effective January 11, 2020, ACNB Corporation acquired Frederick County Bancorp, Inc. (FCBI) and its wholly-owned subsidiary, Frederick County Bank, headquartered in Frederick, MD, with systems conversions completed in March 2020. This transaction resulted in the addition of $443,425,000 in assets, $329,312,000 in loans, $374,058,000 in deposits, $22,528,000 in goodwill, and $57,280,000 in equity to ACNB Corporation’s balance sheet.

•	ACNB Corporation responded to, and continues to address, the impact of the COVID-19 pandemic with a focused and responsive plan to meet the needs of the Corporation’s customers and communities, as well as to maintain a high level of operational performance while protecting valued staff members.

•	Net income for the three months ended June 30, 2020, totaled $5,797,000, which is a decrease of $669,000 or 10.4% over comparable period results for the three months ended June 30, 2019.

•	Net income for the six months ended June 30, 2020, totaled $4,574,000, with basic earnings per share of $0.53. This reflects a decrease of $7,756,000 or 62.9% over comparable period results for the six months ended June 30, 2019, and is due primarily to one-time merger-related expenses of $5,965,000 and a higher provision for loan losses of $6,550,000 as a result of a previously-reported, large unanticipated charge-off of one loan relationship during the first quarter of 2020 and the potential economic impact of the Coronavirus Disease 2019 (COVID-19) pandemic. Without the nonrecurring expenses related to the acquisition of FCBI, as well as the corresponding tax impact at the marginal tax rate, net income (non-GAAP) would have been $9,147,000, or $1.07 basic earnings per share, for the six months ended June 30, 2020.

•	Net interest income for the six months ended June 30, 2020, totaled $35,800,000, which is an increase of $6,165,000 or 20.8% over comparable period results for the six months ended June 30, 2019, and an indication of the strength of ACNB Corporation’s community banking model including strategic inorganic growth.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

•	Total loans outstanding were $1,733,563,000 at June 30, 2020, as compared to $1,279,264,000 at June 30, 2019, for an increase of 35.5% including loans acquired from FCBI.

•	Total deposits were $2,032,801,000 at June 30, 2020, as compared to $1,377,277,000 at June 30, 2019, for an increase of 47.6% including deposits acquired from FCBI.

•	Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2020 totaled $4,335,000 or $0.50 per share. It was recently announced the cash dividend declared for the third quarter of 2020 is $0.25 per share.

GETTYSBURG, PA, July 29, 2020 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months ended June 30, 2020, with net income of $5,797,000. Compared to net income of $6,466,000 for the three months ended June 30, 2019, this is a decrease of $669,000 or 10.4% over comparable period results, primarily due to higher loan loss provision expense in the second quarter of 2020 as a result of COVID-19. Basic earnings per share was $0.67 and $0.92 for the three months ended June 30, 2020 and 2019, respectively, which is a decrease of $0.25 or 27.2%.

The Corporation reported net income of $4,574,000 for the six months ended June 30, 2020. Compared to net income of $12,330,000 for the six months ended June 30, 2019, this is a decrease of $7,756,000 or 62.9% over comparable period results. Basic earnings per share was $0.53 and $1.75 for the six months ended June 30, 2020 and 2019, respectively, which is a decrease of $1.22 or 69.7%. These results are primarily attributable to one-time merger-related expenses of $5,965,000 and a higher provision for loan losses of $6,550,000 as a result of a previously-reported, large unanticipated charge-off of one loan relationship during the first quarter of 2020 and the potential economic impact of the COVID-19 pandemic. Without the nonrecurring expenses related to the acquisition of FCBI, as well as the corresponding tax impact at the marginal tax rate, net income (non-GAAP) would have been $9,147,000, or $1.07 basic earnings per share, for the six months ended June 30, 2020.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

“As the year of 2020 opened, ACNB Corporation was well situated with the planned closing of the acquisition of Frederick County Bancorp, Inc. and its wholly-owned subsidiary, Frederick County Bank, in January and the reporting of record financial results for 2019---both outcomes of the Corporation’s continued focus on strategic initiatives to enhance shareholder value. Additionally, the Corporation’s commitment to sound operating principles and its conservative culture fortified the organization when the COVID-19 pandemic dramatically impacted how we conduct our business on a daily basis,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “In response, we have taken a deliberate and measured approach in protecting our most valuable asset, our staff members working in offices and remotely to fulfill customer needs despite the pandemic. Equally as important, our efforts are ongoing to protect as well as support customers during these unprecedented times, whether through the Paycheck Protection Program loan and forgiveness process or via direct loan modifications and other account accommodations.”

Mr. Helt continued, “As 2020 continues to unfold, the long-term economic impact of this health crisis is still unknown with high unemployment rates and businesses operating with limited capacity. This environment is not the one we anticipated for 2020. However, ACNB Corporation has proven its resiliency time and again over its long history due to the adherence to fundamentals such as capital preservation, credit quality, and expense management. ACNB Corporation’s banking subsidiary, ACNB Bank, remains a well-capitalized financial institution. And, we are solidly positioned to leverage the recent acquisition in Frederick County, Maryland, for future growth and to further enhance long-term ACNB Corporation shareholder value.”

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first two quarters of 2020 were $44,859,000, or a 16.8% increase over total revenues of $38,395,000 for the first two quarters of 2019. Total interest income for the first half of 2020 was $42,494,000, or an increase of 23.7%, as compared to total interest income of $34,340,000 for the first half of 2019.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

Loans

Total loans outstanding were $1,733,563,000 at June 30, 2020. Loans outstanding increased by $460,962,000, or 36.2%, from December 31, 2019, and by $454,299,000, or 35.5%, from June 30, 2019 to June 30, 2020, including $329,312,000 in loans acquired through FCBI. Loan growth is largely attributable to the FCBI acquisition, net of selling new residential mortgages in the secondary market and early payoffs of loans, as well as active participation in the Small Business Administration’s Paycheck Protection Program (PPP). Year over year, organic loan growth is primarily in the commercial loan portfolio with a focus on asset quality and disciplined underwriting standards despite the intense competition in the Corporation’s market areas. As a result of the previously-reported, large unanticipated charge-off of one loan relationship and increased risk from COVID-19, combined with normal and anticipated credit losses in the portfolio, the provision for loan losses for the first half of 2020 was $6,550,000.

Deposits

Total deposits were $2,032,801,000 at June 30, 2020. Deposits increased by $620,541,000, or 43.9%, from December 31, 2019, and by $655,524,000, or 47.6%, from June 30, 2019 to June 30, 2020, including $374,058,000 in deposits acquired through FCBI. Year over year, organic deposit growth is largely attributable to PPP proceeds deposited to customer accounts and increased balances in a broad base of accounts from a lack of economic activity due to COVID-19.

Net Interest Income and Margin

Net interest income rose by $6,165,000 to $35,800,000 for the first six months of 2020, which is an increase of 20.8% compared to the first six months of 2019. The net interest margin for the first half of 2020 was 3.53%, compared to 3.91% for the same period of 2019. Both net interest income and the net interest margin were impacted by lower market yields in the first half of 2020. The lower market yields negatively affected the net interest margin as new loans replaced paydowns on existing loans and variable rate loans reset to new current rates.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

Noninterest Income

Noninterest income for the first six months of 2020 was $9,059,000, an increase of $299,000, or 3.4%, from the first six months of 2019. The increase includes revenue from wealth management activities, which grew 11.2% from the first half of 2019 to the first half of 2020.

Noninterest Expense

Noninterest expense for the first six months of 2020 was $32,912,000, an increase of $9,966,000, or 43.4%, from the same period in 2019. Nonrecurring acquisition and integration expenses related to the acquisition of FCBI were $5,965,000 for the first six months of 2020. Salaries and employee benefits expense increased by $2,952,000 from the first half of 2019, which is primarily attributable to higher staffing levels from the FCBI acquisition and additional staff hired to support revenue generation across all business lines.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first half of 2020 totaled $4,335,000, or $0.50 per share. In the first half of 2019, ACNB Corporation paid $0.48 per share for total dividends paid to shareholders in the amount of $3,383,000. When comparing the first half of 2019 to the first half of 2020, the increase in total dividends paid is also a result of the addition of new shareholders from the FCBI acquisition in January 2020.

COVID-19 Pandemic

As previously reported, ACNB Corporation implemented numerous initiatives to support and protect employees and customers during the COVID-19 pandemic. These efforts continue as the organization responds to changes in the operating environment with the lifting of the stay-at-home orders in its regions of operation in Pennsylvania and Maryland. Current information and guidelines related to ACNB Bank’s ongoing COVID-19 initiatives and communications are available at acnb.com.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

ACNB Corporation launched a special initiative in April of this year---ACNB Helping Hands---that serves to reinforce the organization’s ongoing commitment to community during the challenging times when the COVID-19 pandemic dramatically impacted local businesses and residents. This program, funded by both ACNB Bank and its affiliated employees and directors in the amount of more than $50,000, provided nearly 6,000 meals prepared by 16 restaurant and catering businesses that are Bank customers which were then distributed during recent months to people in need through 16 local community organizations across the Bank’s southcentral Pennsylvania and northern Maryland footprint.

Paycheck Protection Program

ACNB Corporation’s banking subsidiary, ACNB Bank, serves as an active participant in the PPP, as authorized initially by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. With the second round of funding through June 30, 2020, ACNB Bank closed and funded 1,382 loans totaling $158,970,000, resulting in approximately $6,000,000 in fee income to be recognized in upcoming quarters.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.4 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 21 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville,

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to us, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2020-21

July 29, 2020

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
INCOME STATEMENT DATA
Interest income	$21,585	$17,455	$42,494	$34,340
Interest expense	3,240	2,485	6,694	4,705
Net interest income	18,345	14,970	35,800	29,635
Provision for loan losses	2,550	125	6,550	275
Net interest income after provision for loan losses	15,795	14,845	29,250	29,360
Noninterest income	4,893	4,820	9,059	8,760
Merger-related expenses	---	---	5,965	---
Noninterest expense	13,455	11,685	26,947	22,946
Income before income taxes	7,233	7,980	5,397	15,174
Provision for income taxes	1,436	1,514	823	2,844
Net income	$5,797	$6,466	$4,574	$12,330
Basic earnings per share	$0.67	$0.92	$0.53	$1.75

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income	$5,797	$6,466	$4,574	$12,330
Merger-related expenses, net of income taxes	---	---	4,573	---
Adjusted net income (non-GAAP)*	$5,797	$6,466	$9,147	$12,330
Adjusted basic earnings per share (non-GAAP)*	$0.67	$0.92	$1.07	$1.75

* See Non-GAAP Financial Measures above.

ACNB Corporation

Press Release/2020 Second Quarter Financial Results

July 29, 2020

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	June 30, 2020	June 30, 2019	December 31, 2019
BALANCE SHEET DATA
Assets	$2,412,303	$1,679,305	$1,720,253
Securities	$274,494	$202,435	$212,177
Loans, total	$1,733,563	$1,279,264	$1,272,601
Allowance for loan losses	$18,353	$14,057	$13,835
Deposits	$2,032,801	$1,377,277	$1,412,260
Borrowings	$102,411	$102,425	$99,731
Stockholders’ equity	$252,190	$180,884	$189,516
COMMON SHARE DATA
Basic earnings per share	$0.53	$1.75	$3.36
Cash dividends paid per share	$0.50	$0.48	$0.98
Book value per share	$29.00	$25.59	$26.77
Number of common shares outstanding	8,695,839	7,069,859	7,079,359
SELECTED RATIOS
Return on average assets	0.41%	1.50%	1.40%
Return on average equity	3.78%	14.37%	13.33%
Non-performing loans to total loans	0.45%	0.34%	0.40%
Net charge-offs to average loans outstanding	0.12%	0.01%	0.06%
Allowance for loan losses to non-acquired loans (non-GAAP)*	1.45%	1.30%	1.26%
Allowance for loan losses to total loans	1.06%	1.10%	1.09%
Allowance for loan losses to non-performing loans	233.56%	319.84%	269.27%

* See Non-GAAP Financial Measures above.